Exhibit 10.1

Execution Version

DIRECTORS AND OFFICERS
INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT, (this “Agreement”), is made and entered into by and between Omega Healthcare Investors, Inc., a Maryland corporation (the “Company”) and __________________ (“Indemnitee”) as of                   , 20___ (the “Effective Date”).

RECITALS

A.       It is essential to the Company to retain and attract as directors and officers the most capable persons available;

B.       Indemnitee is a director and/or officer of the Company;

C.       Both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of companies in today’s environment;

D.       The Company’s Articles of Restatement, as amended, (the “Articles”) and Amended and Restated Bylaws (the “Bylaws”) provide that the Company may indemnify its directors and officers and may advance expenses in connection therewith, and Indemnitee’s willingness to serve as a director and/or officer of the Company is based in part on Indemnitee’s reliance on such provisions; and

E.       In recognition of Indemnitee’s need for substantial protection against personal liability in order to enhance Indemnitee’s continued service to the Company in an effective manner, and Indemnitee’s reliance on the aforesaid provisions of the Articles and Bylaws, and in part to provide Indemnitee with specific contractual assurance that the protection promised by such provisions will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of such provisions or any change in the composition of the Company’s Board of Directors or any acquisition or business combination transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancement of expenses to Indemnitee as set forth in this Agreement, and for the coverage of Indemnitee under directors’ and officers’ liability insurance policies.

NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto hereby agree as follows:

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1.       Definitions.

1.1       “Change in Control” means a change in control of the Company occurring after the Effective Date of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if, after the Effective Date (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 15% or more of the combined voting power of all of the Company’s then-outstanding securities entitled to vote generally in the election of directors without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person’s attaining such percentage interest; (ii) the Company is a party to a merger, consolidation, sale of assets, plan of liquidation or other reorganization not approved by at least two-thirds of the members of the Board of Directors then in office, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) at any time, a majority of the members of the Board of Directors are not individuals (A) who were directors as of the Effective Date or (B) whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by the affirmative vote of at least two-thirds of the directors then in office who were directors as of the Effective Date or whose election for nomination for election was previously so approved.

1.2       “Claim” means (i) any threatened, pending, or completed action, suit, arbitration, mediation hearing or proceeding (including any appeal therefrom), whether civil, criminal or administrative, or any inquiry or investigation, whether formal or informal, and in each case, whether instituted, made, or conducted by or on behalf of the Company or any other party, or (ii) any other circumstances that Indemnitee in good faith believes might lead to or culminate in any of the above described in subsection (i).

1.3       “Expenses” means any and all costs and expenses actually and reasonably incurred by Indemnitee in connection with a Claim based upon or arising out of any Indemnifiable Event. As used hereunder, Expenses includes reasonable attorneys’ fees and costs, retainers, court costs, transcript costs, expert fees, witness fees, necessary and reasonable travel expenses, and all other reasonable costs, expenses, and obligations paid or incurred in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing to defend, be a witness in, or participate in, any Claim arising from or relating to any Indemnifiable Event.

1.4       “Indemnifiable Event” means any actual, alleged, asserted or suspected act or failure to act by Indemnitee in his or her capacity as a director, officer, employee, member, manager, fiduciary, trustee or agent of the Company or as a director, officer, employee, member, manager, fiduciary, trustee or agent of any other corporation, limited liability company, partnership, joint venture, trust, plan or other entity or enterprise, whether or not for profit, as to which Indemnitee is or was serving at the request of the Company (such capacity, his or her “Corporate Status”), any actual, alleged, asserted or suspected act or failure to act by Indemnitee in respect of any business, transaction, communication, filing, disclosure or other activity of the Company or any other corporation, limited liability company, partnership, joint venture, trust, plan or other entity or enterprise, whether or not for profit, as to which Indemnitee is or was serving at the request of the Company, or any event or occurrence related to the fact of Indemnitee’s Corporate Status. “Indemnifiable Event” will not include any event or occurrence to the extent that indemnification is not permitted under applicable law.

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1.5       “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to or participant or witness in the Claim giving rise to a claim for indemnification or advance of Expenses hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

2.       Standards and Procedures for Indemnification.

2.1       The Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection with any Claim based upon or arising out of an Indemnifiable Event to which Indemnitee was, is or becomes a party to the extent that Indemnitee has been successful, on the merits or otherwise, in the defense of such Claim.

2.2       The Company shall indemnify and hold harmless Indemnitee from any Expenses, judgments, fines, penalties, and amounts paid in settlement (including all interest, assessments, and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties, or amounts paid in settlement) in the event Indemnitee was, is, or becomes a party to or other participant in, or is threatened to be made a party to or other participant in, a Claim by reason of (or arising in whole or in part out of) an Indemnifiable Event unless (but only to the extent that) (a) the Claim is one by or in the right of the Company and Indemnitee has been adjudged in such Claim by a final adjudication not subject to further appeal to be liable to the Company, (b) the Claim is one charging improper personal benefit to the Indemnitee, whether or not involving action in the Indemnitee’s official capacity, in which the Indemnitee has been adjudged in such Claim by a final adjudication not subject to further appeal to be liable on the basis that personal benefit was improperly received, or (c) it is established by clear and convincing evidence that (i) an act or omission of Indemnitee was material to the matter giving rise to the Claim and (1) was committed in bad faith or (2) was the result active and deliberate dishonesty, (ii) Indemnitee actually received an improper personal benefit in money, property or services, or (iii) in the case of any criminal Claim, Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

2.3       To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. Indemnitee may submit one or more such requests from time to time and at such time(s) as Indemnitee deems appropriate in Indemnitee’s sole discretion. The officer of the Company receiving any such request from Indemnitee shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification. The Company shall indemnify Indemnitee for all amounts indemnifiable hereunder as soon as practicable but in any event no later than 60 calendar days after such written request is presented to the Company in accordance with the terms of this Agreement.

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2.4       Upon written request by Indemnitee for indemnification pursuant to Sections 2.2 and 2.3 above, a determination with respect to Indemnitee’s entitlement thereto shall promptly be made in the specific case: (i) if a Change in Control shall have occurred, by Independent Counsel, in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee, which Independent Counsel shall be selected by Indemnitee and approved in writing by the Board of Directors in accordance with Section 2-418(e)(2)(ii) of the MGCL, which approval shall not be unreasonably conditioned, delayed or withheld; or (ii) if a Change in Control shall not have occurred (A) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors or, if such a quorum cannot be obtained, then by a majority vote of a duly authorized committee of the Board of Directors consisting solely of one or more Disinterested Directors, or, if no committee meeting the requirements of (A) can be convened, either (B) by Independent Counsel selected by the Board of Directors in accordance with Section 2-418(e)(2)(ii) of the MGCL and approved in writing by Indemnitee, which approval shall not be unreasonably conditioned, delayed or withheld, in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee, or (C) if so directed by a majority of the members of the Board of Directors, by the stockholders of the Company, at the discretion of the Board of Directors. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination in the discretion of the Board of Directors or Independent Counsel if retained pursuant to clause (ii)(B) of this Section 2.4. Any Expenses incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company shall indemnify and hold Indemnitee harmless therefrom.

3.       Advance of Expenses for an Indemnitee. The Company shall advance to Indemnitee amounts to reimburse Indemnitee for Expenses actually and reasonably incurred in connection with a Claim based upon or arising out of an Indemnifiable Event within ten (10) days after the receipt by the Company of a statement or statements requesting such advance or advances from time to time, whether prior to or after final disposition of such Claim. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by (i) a written affirmation by Indemnitee of Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Company as authorized by law and by this Agreement has been met and (ii) a written undertaking by or on behalf of Indemnitee, in substantially the form attached hereto as Exhibit A or in such form as may be required under applicable law as in effect at the time of the execution thereof, to reimburse the portion of any Expenses advanced to Indemnitee, relating to claims, issues or matters in the Claim as to which it shall ultimately be established, by clear and convincing evidence, that the standard of conduct has not been met by Indemnitee or as to which indemnification is not permitted under applicable law. The undertaking required by this Section 3 shall be an unlimited general obligation by or on behalf of Indemnitee and shall be accepted without reference to Indemnitee’s financial ability to repay such advanced Expenses and without any requirement to post security therefor.

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4.       Indemnification for Additional Expenses.

4.1       To the extent that Indemnitee is or may be, by reason of Indemnitee’s Corporate Status, made a witness, served with a subpoena for production of documents, or otherwise asked to participate in any Claim, whether instituted by the Company or any other party, and to which Indemnitee is not a party, Indemnitee shall be advanced all reasonable Expenses and indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith within ten (10) days after the receipt by the Company of a statement or statements requesting any such advance or indemnification from time to time, whether prior to or after final disposition of such Claim. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee.

4.2       The Company will indemnify Indemnitee against, and, if requested by Indemnitee, will (within ten (10) business days of such request) advance to Indemnitee, any and all reasonable attorneys’ fees and other costs, expenses, and obligations paid or incurred by Indemnitee in connection with any claim, action, suit, or proceeding asserted or brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or under any provision of the Articles or Bylaws now or hereafter in effect relating to Claims for Indemnifiable Events and/or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance Expense payment, or insurance recovery, as the case may be.

4.3       Notwithstanding anything in this Agreement to the contrary, Indemnitee will not be entitled to indemnification pursuant to this Agreement in connection with any Claim initiated by Indemnitee against the Company (other than a Claim described in Section 4.2 hereof) or any director or officer of the Company unless the Company has joined in or consented in writing to the initiation of such Claim.

5.       Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties, and amounts paid in settlement of a Claim but not, however, for all of the total amount thereof, the Company shall indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

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6.       Presumptions.

6.1       In making any determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 2 of this Agreement, and the Company shall have the burden of overcoming that presumption by clear and convincing evidence in connection with the making of any determination contrary to that presumption.

6.2       For purposes of this Agreement, the termination of any claim, action, suit, or proceeding, by judgment, order, settlement (whether with or without court approval), or conviction, or upon a plea of nolo contendere or its equivalent, will not in and of itself create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

6.3       The knowledge and/or actions, or failure to act, of any other director, officer, employee or agent of the Company or any other director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise shall not be imputed to Indemnitee for purposes of determining any other right to indemnification under this Agreement.

7.       Non-Exclusivity. The rights of Indemnitee hereunder will be in addition to any other rights Indemnitee may have under the Articles, the Bylaws, or the Maryland General Corporation Law or otherwise; provided, however, that to the extent that Indemnitee otherwise would have any greater right to indemnification under any provision of the Articles or Bylaws as in effect on the date hereof, Indemnitee will be deemed to have such greater right hereunder; and, provided further, that to the extent that any change is made to the Maryland General Corporation Law (whether by legislative action or judicial decision), the Articles, and/or the Bylaws which permits any greater right to indemnification than that provided under this Agreement as of the date hereof, Indemnitee will be deemed to have such greater right hereunder. The Company will not adopt any amendment to the Articles or the Bylaws the effect of which would be to deny, diminish, or encumber Indemnitee’s right to indemnification under the Articles, the Bylaws, the Maryland General Corporation Law, or otherwise as applied to any act or failure to act occurring in whole or in part prior to the date upon which the amendment was approved by the Company’s Board of Directors and/or its stockholders, as the case may be.

8.       Liability Insurance and Funding. The Company will maintain an insurance policy or policies providing directors’ and officers’ liability insurance to the extent, in the judgment of the Board of Directors, such insurance is available on reasonable terms and at reasonable premiums and Indemnitee will be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer. If, at the time the Company receives notice from any source of a Claim to which Indemnitee is a party or a participant (as a witness or otherwise), the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such Claim to the insurers in accordance with the procedures set forth in the respective policies. Copies of all correspondence between the Company and the company or companies providing or administering such insurance that are reasonably related to the coverage available to Indemnitee thereunder (whether for a Claim to which Indemnitee is party or otherwise) shall be promptly delivered to Indemnitee by the Company upon written request of Indemnitee. The Company may, but will not be required to, create a trust fund, grant a security interest or use other means (including without limitation a letter of credit) to ensure the payment of such amounts as may be necessary to satisfy its obligations to indemnify and advance expenses pursuant to this Agreement.

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9.       Subrogation. In the event of payment under this Agreement, the Company will be subrogated to the extent of such payment to all of the related rights of recovery of Indemnitee against other persons or entities. The Indemnitee will execute all papers reasonably required and will do everything that may be reasonably necessary to secure such rights and enable the Company effectively to bring suit to enforce such rights (all of Indemnitee’s reasonable costs and expenses in connection therewith, including attorneys’ fees and disbursements, to be reimbursed by or, at the option of Indemnitee, advanced by the Company).

10.       No Duplication of Payments. The Company will not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, the Articles, or the Bylaws or otherwise) of the amounts otherwise indemnifiable hereunder.

11.       Defense of Claim.

11.1       Indemnitee shall notify the Company promptly in writing upon being served with any summons, citation, subpoena, complaint, indictment, request or other document relating to any Claim which may result in the right to indemnification or the advance of Expenses hereunder and shall include with such notice a description of the nature of the Claim and a summary of the facts underlying the Claim. The failure to give any such notice shall not disqualify Indemnitee from the right, or otherwise affect in any manner any right of Indemnitee, to indemnification or the advance of Expenses under this Agreement unless the Company’s ability to defend in such Claim or to obtain proceeds under any insurance policy is materially and adversely prejudiced thereby, and then only to the extent the Company is thereby actually so prejudiced.

11.2       Subject to the provisions of the last sentence of this Section 11.2 and of Section 11.3 below, the Company shall have the right to defend Indemnitee in any Claim which may give rise to indemnification hereunder; provided, however, that the Company shall notify Indemnitee of any such decision to defend within fifteen (15) calendar days following receipt of notice of any such Claim under Section 11.1 above. The Company shall not, without the prior written consent of Indemnitee, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of Indemnitee, (ii) does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Claim, which release shall be in form and substance reasonably satisfactory to Indemnitee, or (iii) would impose any Expense, judgment, fine, penalty or limitation on Indemnitee.

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11.3       Notwithstanding the provisions of Section 11.2 above, if in a Claim to which Indemnitee is a party by reason of Indemnitee’s Corporate Status, (i) Indemnitee reasonably concludes, based upon an opinion of counsel approved by the Company, which approval shall not be unreasonably withheld or delayed, that Indemnitee may have separate defenses or counterclaims to assert with respect to any issue which may not be consistent with other defendants in such Claim, (ii) Indemnitee reasonably concludes, based upon an opinion of counsel approved by the Company, which approval shall not be unreasonably withheld or delayed, that an actual or apparent conflict of interest or potential conflict of interest exists between Indemnitee and the Company, or (iii) if the Company fails to assume the defense of such Claim in a timely manner, Indemnitee shall be entitled to be represented by separate legal counsel of Indemnitee’s choice, subject to the prior approval of the Company, which approval shall not be unreasonably withheld or delayed, at the expense of the Company. In addition, if the Company fails to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any Claim to deny or to recover from Indemnitee the benefits intended to be provided to Indemnitee hereunder, Indemnitee shall have the right to retain counsel of Indemnitee’s choice, subject to the prior approval of the Company, which approval shall not be unreasonably withheld or delayed, at the expense of the Company, to represent Indemnitee in connection with any such matter.

11.4       Notwithstanding anything to the contrary herein contained, if (i) Indemnitee elects to retain counsel pursuant to Section 11.3 in connection with any Claim in respect of which indemnification may be sought by Indemnitee against the Company under this Agreement and (ii) any other director or officer of the Company may also be subject to liability arising out of such Claim and in connection with such Claim may seek indemnification against the Company pursuant to an agreement similar to this Agreement and also elects to retain counsel pursuant to a provision analogous to Subsection 11.3 of this Agreement, and (iii) Indemnitee is similarly situated and without a divergence of interests (e.g., where, as among Indemnitee and such persons with respect to the Claim, the provisions of Section 11.3 would not apply), Indemnitee shall cooperate with such indemnitees and other persons to employ counsel reasonably acceptable to all indemnitees and all such other persons to represent jointly Indemnitee and such other persons unless the Board, upon the written request of Indemnitee delivered to the Company (to the attention of the Secretary) setting forth in reasonable detail the basis for such request, determines that such joint representation would be precluded under the applicable standards of professional conduct then prevailing under the law of the State of Maryland, in which case Indemnitee will be entitled to be represented by separate counsel. In the event that the Board fails to act on such request within twenty (20) calendar days after receipt thereof by the Company, Indemnitee will be deemed to be entitled to be represented by separate counsel in connection with such Claim and the reasonable fees and expenses of such counsel shall be Expenses subject to this Agreement.

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12.       Duration of Agreement; Successors.

12.1       This Agreement shall continue until and terminate on the later of (i) the date that Indemnitee is no longer subject to any actual or possible Claim (including any rights of appeal thereto) for which indemnification may be sought by Indemnitee hereunder, and (ii) such date as may be mutually agreed upon by the parties hereto in writing.

12.2       The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization, or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement will be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any person acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization, or otherwise (and such successor will thereafter be deemed the “Company” for purposes of this Agreement), but will not otherwise be assignable, transferable, or delegable by the Company.

12.3       This Agreement will inure to the benefit of and be enforceable by the Indemnitee’s personal or legal representatives, executors, administrators, successors, heirs, distributees, and legatees.

12.4       This Agreement is personal in nature and neither of the parties hereto will, without the consent of the other, assign, transfer, or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 12.1 and 12.2. Without limiting the generality or effect of the foregoing, Indemnitee’s right to receive payments hereunder will not be assignable, transferable, or delegable, whether by pledge, creation of a security interest, or otherwise, other than by a transfer by the Indemnitee’s will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this Section 12.4, the Company will have no liability to pay any amount so attempted to be assigned, transferred, or delegated.

13.       Remedies. The Company and Indemnitee agree that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which Indemnitee may be entitled. Indemnitee shall further be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertakings in connection therewith. The Company acknowledges that, in the absence of a waiver, a bond or undertaking may be required of Indemnitee by a court, and the Company hereby waives any such requirement of such a bond or undertaking.

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14.       Notices. For all purposes of this Agreement, all communications, including without limitation notices, consents, requests, or approvals, required or permitted to be given hereunder will be in writing and will be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof orally confirmed), or five (5) calendar days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or one business day after having been sent for next-day delivery by a nationally recognized overnight courier service, addressed to the Company (to the attention of the Secretary of the Company) at its principal executive office and to the Indemnitee at the Indemnitee’s principal residence as shown in the Company’s most current records, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address will be effective only upon receipt.

15.       Governing Law. The validity, interpretation, construction, and performance of this Agreement will be governed by and construed in accordance with the substantive laws of the State of Maryland, without giving effect to the principles of conflict of laws of such State.

16.       Entire Agreement; Severability. Except as otherwise expressly set forth in this Agreement, this Agreement embodies the complete agreement and understanding among the parties to this Agreement with respect to the subject matter of this Agreement, and supersedes and preempts any prior understandings, agreements, or representations by or among the parties or their predecessors, written or oral, which may have related to the subject matter of this Agreement in any way. If any provision of this Agreement or the application of any provision hereof to any person or circumstance is held invalid, unenforceable, or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstance will not be affected, and the provision so held to be invalid, unenforceable, or otherwise illegal will be reformed to the extent (and only to the extent) necessary to make it enforceable, valid, or legal.

17.       Miscellaneous. No provision of this Agreement may be waived, modified, or discharged unless such waiver, modification, or discharge is agreed to in writing signed by Indemnitee and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. Nothing contained in this Agreement shall in any way modify the rights of Indemnitee under the Employment Agreement between the Company and Indemnitee. References to Sections are to references to Sections of this Agreement.

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18.       Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first above written.

OMEGA HEALTHCARE INVESTORS, INC.

By:
Name:
Title:

Name:

EXHIBIT A

AFFIRMATION AND UNDERTAKING TO REPAY ADVANCED EXPENSES

To: The Board of Directors of Omega Healthcare Investors, Inc.

Re: Affirmation and Undertaking to Repay Advanced Expenses

Ladies and Gentlemen:

This Affirmation and Undertaking is being provided pursuant to that certain Indemnification Agreement dated the ___ day of _____________, 20___, by and between Omega Healthcare Investors, Inc., a Maryland corporation (the “Company”), and the undersigned Indemnitee (the “Agreement”), pursuant to which I am entitled to advance of Expenses in connection with [Description of Proceeding] (the “Proceeding”). Terms used herein and not otherwise defined shall have the meanings specified in the Agreement.

I am subject to the Proceeding by reason of my Corporate Status or by reason of alleged actions or omissions by me in such capacity. I hereby affirm my good faith belief that at all times, insofar as I was involved in my Corporate Status in any of the facts or events giving rise to the Proceeding, I (1) did not act with bad faith or active or deliberate dishonesty, (2) did not receive any improper personal benefit in money, property or services and (3) in the case of any criminal proceeding, had no reasonable cause to believe that any act or omission by me was unlawful.

In consideration of the advance by the Company of Expenses incurred by me in connection with the Proceeding (the “Advanced Expenses”), I hereby agree that if, in connection with the Proceeding, it is established that (1) an act or omission by me was material to the matter giving rise to the Proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, or (2) I actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, I had reasonable cause to believe that the act or omission was unlawful, or (4) that indemnification with respect to any Advanced Expenses is not permitted under applicable law, then I shall promptly reimburse the portion of the Advanced Expenses, together with the Applicable Legal Rate of interest thereon, relating to the claims, issues or matters in the Proceeding as to which the foregoing findings have been established.

IN WITNESS WHEREOF, I have executed this Affirmation and Undertaking on this _____ day of _______________, 20___.

Name: